UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-21671	35-1887991
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 261-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. Other Events.

On September 18, 2008, the Board of Directors of the Corporation voted to merge the two stock repurchase programs of the Corporation, and authorized the allocation of an additional $500,000 to the merged stock repurchase program. Under the resulting stock repurchase program, the Corporation may repurchase its shares in individually negotiated transactions from time to time as shares become available. The Corporation will fund purchases under the repurchase program from available working capital. The stock repurchase program does not require the Corporation to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Corporation at any time without prior notice. The repurchase program will terminate on December 31, 2008 unless earlier suspended or discontinued by the Corporation. As of September 23, 2008, $361,343 was available for the repurchase of shares under the stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By: /s/ Debra L. Ross
Debra L. Ross
Chief Financial Officer